Exhibit 10.2.1

AMENDMENT NUMBER 1 TO

1994 OMNIBUS STOCK INCENTIVE PLAN

WHEREAS, the Administrator has deemed it to be in the best interest of the Company to amend the 1994 Omnibus Stock Incentive Plan (the “Plan”) to cancel all authorized but unissued shares of Common Stock eligible for new grants or awards; and

WHEREAS, Article XIII of the Plan permits the Board of Directors to amend the Plan; and

WHEREAS, Article V governs the maximum number of shares authorized for issuance under the Plan.

THEREFORE, the Plan is amended as follows:

1.	The third sentence of Article V of the Plan is deleted and replaced with the following sentence: “Effective December 30, 2002, the Administrator shall award no new shares of Restricted Stock, Options or SARs; accordingly, effective December 30, 2002, the maximum number of shares available under the Plan since its inception is 2,642,515.”

2.	The fifth and sixth sentences of Article V are deleted in their entirety and replaced with the following sentence: “If an Option or SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares allocated to the Option or SAR, or portion thereof, shall be cancelled.”

3.	This amendment is effective as of December 30, 2002.

ALBEMARLE CORPORATION

/S/ WILLIAM M. GOTTWALD
By:	William M. Gottwald
Its:	Chairman of the Board